Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 9, 2001

                       CELEBRITY ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

         WYOMING                     0-28829                    65 0970516
(State or other jurisdiction    (Commission File              (IRS Employer
    or incorporation)                Number)                 Identification No.)

                 5120 WOODWAY, SUITE 9029, HOUSTON, TEXAS 77056
          (Address of principal executive offices, including zip code)

                                 (713) 960-9100
               Registrant's telephone number, including area code

                 18870 STILL LAKE DRIVE, JUPITER, FLORIDA 33458
          (Former name or former address, if changed since last report)

ITEM  4.     CHANGES  IN  REGISTRANT  CERTIFYING  ACCOUNTANTS.


     HJ & Associates, LLC, previously known as Jones, Jensen & Company, Certified Public Accountants, of Salt Lake City, Utah, audited our balance sheets as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity/(deficit), and cash flows for the years then ended, and for the period from May 2, 1983 (inception) to December 31, 1999. Such financial statements accompanied our Form 10-KSB for the year ended December 31, 1999 and filed with the Securities and Exchange Commission on April 12, 2000. The report of HJ & Associates on such financial statements, dated February 28, 2000 contained a going concern qualification, and did not contain any other adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. HJ & Associates was dismissed on or about February 9, 2001 pursuant to a recommendation of our Chairman of the Board and President, Mr. George Sharp.

     Arthur Anderson LLP, Certified Public Accountants of Houston, Texas was appointed by the Company on February 9, 2001, pursuant to a recommendation of our Chairman of the Board and President, Mr. George Sharp, to audit our financial statements for our fiscal year ended December 31, 2000.

     There were no disagreements between us and HJ & Associates, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     We have provided HJ & Associates with a copy of the disclosure provided under this caption of this Report, and advised it to provide us with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. Their response is filed with this Form 8-K as Exhibit 16.1.


ITEM  7.     FINANCIAL  STATEMENTS,  AND  EXHIBITS.

(a)     Financial  Statements:

          None.

(b)     Exhibits:

        16.1    Letter  on  change  in  certifying  accountant

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CELEBRITY  ENTERTAINMENT  GROUP,  INC.


                    _____________________________________
                    By:  /s/  George  Sharp
                    George  Sharp,  President


DATED: February 13, 2001